SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

 (Date of earliest event reported)

January 23, 2003

CSB Bancorp, Inc.

(Exact name of Registrant as specified in its Charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification Number)

6 West Jackson Street, P.O. Box 232, Millersburg, Ohio	44654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 674-9015

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On January 23, 2003, CSB Bancorp, Inc. released a quarterly report to shareholders that included its financial statements for the period ended December 31, 2002. A copy of the quarterly report to shareholders is attached to this report as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(a)	Exhibits
	99.1	Quarterly report to shareholders for the period ended December 31, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB BANCORP, INC.

Date: January 23, 2003	By: /s/ C. JAMES BESS
C. James Bess Chairman, President and CEO

Exhibit 99.1

To our Shareholders:

The Company experienced a successful fourth quarter with earnings of $406,000.  This compares to 2001 earnings for the same period of $253,000; a 60% increase.  Unaudited earnings totaled $1,923,000 for 2002, compared to 2001 earnings of $1,059,000; an 82% increase.  As a result of our dramatically improved earnings, the Company declared a fourth quarter dividend of $0.10 per share.

Preparations for continuing to improve the Company's operating performance in 2003 are well underway.  The Board and Management are currently evaluating various strategic options to build the Company, improve efficiency, and enhance franchise and shareholder value.

Although we cannot predict the future, and in spite of uncertain Federal Reserve monetary policy as well as pending national and international economic and security issues, we current expect 2003 earnings to outperform 2002.  Earnings growth in 2003 is expected to stem from continuing improvement in the Bank's net interest margin and bank-wide operating efficiencies.

Thank you for your continuing confidence and support.

/s/ C. JAMES BESS

C. James Bess
Chairman, President and CEO

QUARTERLY REPORT

DECEMBER 31, 2002

CSB

CSB BANCORP, INC.

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)

(000 OMITTED) EXCEPT SHARE DATA

	DECEMBER 31 2002 2001
ASSETS:
Cash and due from banks	$12,272	$10,695
Federal funds sold	10,293	23,853
Securities	73,088	92,607
Net loans	197,109	164,916
Premises & equipment, net	8,362	9,041
Other assets	3,589	5,233
TOTAL ASSETS	$304,713	$306,345
LIABILITIES:
Deposits	$239,976	$251,430
Securities sold under agreements to repurchase	14,448	14,957
Other borrowings	15,380	6,360
Other liabilities	1,167	877
TOTAL LIABILITIES	$270,971	$273,624
SHAREHOLDERS’ EQUITY:
Common stock	$16,674	$16,674
Additional paid-in capital	6,413	6,413
Retained earnings	11,621	10,571
Treasury stock	(1,088)	(1,204)
Accumulated other comprehensive income	122	266
TOTAL SHAREHOLDERS’ EQUITY	$33,742	$32,721
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$304,713	$306,345

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

(000 OMITTED) EXCEPT SHARE DATA

	TWELVE MONTHS ENDED DECEMBER 31 2002 2001
INTEREST INCOME:
Interest & fees on loans	$12,639	$16,465
Interest on securities	3,849	4,629
Other interest income	212	562
TOTAL INTEREST INCOME	$16,700	$21,656
INTEREST EXPENSE:
Interest on deposits	$5,764	$10,717
Other interest expense	703	754
TOTAL INTEREST EXPENSE	$6,467	$11,471
Net interest income	$10,233	$10,185
Less provision (credit) for loan losses	(587)	35
Net interest income after provision for loan losses	$10,820	$10,150
Total other income	2,037	1,976
Total other expense	10,999	11,604
Benefit from income taxes	65	537
NET INCOME	$1,923	$1,059
EARNINGS PER SHARE	$.73	$.40

FINANCIAL HIGHLIGHTS
(000 OMITTED) EXCEPT SHARE DATA

	DECEMBER 31 2002 2001
Assets	$304,713	$306,345
Net loans	197,109	164,916
Securities	73,088	92,607
Deposits	239,976	251,430
Shareholders’ equity	33,742	32,721
Net income	1,923	1,059
Earnings per share	.73	.40
Book value per outstanding share	12.83	12.45
*Quarterly price per share: High Low	17.50 16.05	16.00 13.25

*Includes transactions reported by market makers and private transactions known to the Company.

KEY RATIOS

	DECEMBER 31 2002 2001
Return on average assets	.65%	.34%
Return on average equity	5.76%	3.32%
Loan to deposit	83.26%	67.19%
Equity to assets	11.07%	10.68%

Copies of

CSB BANCORP, INC.

S.E.C. Filings may be obtained by writing:

A. Lee Miller, CFO

CSB BANCORP, INC.

6 West Jackson Street

Millersburg, Ohio  44654

(800) 654-9015 or 330-674-9015

Stock Symbol:  CSBB.OB

Website:  www.csb1.com